SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 19, 1999
                                                         ---------------
                               NTL INCORPORATED
                              -----------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                    0-25691                   13-4051921
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    (State or Other               (Commission              (IRS Employer
      Jurisdiction of               File Number)             Identification No.)
      Incorporation)


   110 East 59th Street, New York, New York                            10022
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  (Address of Principal Executive Offices)                            (Zip Code)

        Registrant's Telephone Number, including area code (212)906-8440
                                                           -------------


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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.
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     (A) On August 19, 1999, NTL Incorporated  ("NTL") agreed to acquire 100% of
Workplace  Technologies plc ("Workplace"),  one of the UK's leading data network
service   integrators,   for  228p  per  share  and  a  total  consideration  of
approximately 81 million pounds sterling (approximately $129 million) in cash. Workplace shareholders can elect to receive loan notes for their shares in lieu
of  cash.   NTL  also  assumed   approximately   20  million   pounds   sterling
(approximately $32 million) of Workplace net debt.

     (B) On August 25, 1999 NTL Incorporated announced that Telewest Communications PLC exercised its right to purchase all of NTL's shares of Cable London PLC and all of NTL's related rights and interests for the purchase price of approximately 428 million pounds sterling(approximately $685 million) in cash. The purchase price implies a total enterprise value for Cable London of approximately 1 billion pounds sterling(approximately $1.6 billion).

Item 7.           Financial Statements and Exhibits
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                  Exhibits

99.1     Press release, issued August 19, 1999

99.2     Press release, issued August 25, 1999

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           NTL INCORPORATED
                                           (Registrant)

                                           By: /s/ Richard J. Lubasch
                                              -----------------------
                                           Name:  Richard J. Lubasch
                                           Title: Executive Vice President-
                                                  General Counsel

Dated: September 17, 1999

                                  EXHIBIT INDEX
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Exhibit                                                                  Page
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99.1     Press Release issued, August 19, 1999

99.2     Press Release issued, August 25, 1999